Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Adolor Corporation	Pfizer Inc
Lizanne Wentz	Shreya Prudlo (media)
Corporate Communications	(212) 733-4889
(484) 595-1500
Jennifer M. Davis (investors)
(212) 733-0717
Sam Brown Inc. (media)
Mike Beyer
(773) 463-4211

PFIZER AND ADOLOR ENTER INTO EXCLUSIVE WORLDWIDE COLLABORATION

TO DEVELOP AND COMMERCIALIZE NOVEL PAIN COMPOUNDS

– Proprietary Delta Opioid Receptor Agonists Offer Promise to Treat

Range of Inflammatory, Neuropathic and Acute Pain Conditions –

– Adolor to Host Conference Call –

NEW YORK and EXTON, PA, December 5, 2007 — Pfizer Inc (NYSE: PFE) and Adolor Corporation (Nasdaq: ADLR) announced today an exclusive worldwide collaboration to develop and commercialize novel compounds, ADL5859 and ADL5747, for the treatment of pain. Both compounds are proprietary Delta opioid receptor agonist candidates with the potential to treat a wide range of inflammatory, neuropathic and acute pain conditions.

The companies will form a Joint Steering Committee to guide the development and commercialization of products resulting from the collaboration. Pfizer will be responsible for securing regulatory approvals and commercialization on a worldwide basis.

The terms of the agreement provide for Pfizer and Adolor to share revenues and expenses 60/40 percent in the United States. Outside the U.S., Pfizer will fund development activities and, on commercialization, Adolor will receive royalties on Pfizer net sales. Adolor will receive an upfront, non-refundable payment of $30 million, plus $1.9 million reimbursement for prior Phase 2 development costs. Adolor may also receive payments of up to $232.5 million upon the achievement of development and regulatory milestones for its Delta compounds. More than 50 percent of these milestones may be earned prior to regulatory approval of the compounds, with the first milestone payment available to be earned on commencement of Phase 2b clinical studies.

“We are pleased to be partnering with Pfizer in this very exciting program,” said Michael R. Dougherty, president and chief executive officer of Adolor Corporation. “Our vision for the Delta agonists has been to develop a new class of opioids, delivering analgesia without some of the complicating side effects of traditional mu agonists. Pfizer brings extensive pain management development and commercial expertise to this collaboration and we look forward to working with Pfizer in the pursuit of this vision.”

ADL5859 is in a Phase 2 development program exploring its analgesic efficacy in inflammatory pain associated with rheumatoid arthritis and acute post-dental surgery pain. Additional programs are planned to evaluate ADL5859 in patients with diabetic peripheral neuropathy and osteoarthritis. All future development work is subject to a Joint Development Committee. Adolor expects to begin Phase 1 clinical testing of ADL5747 in the first quarter of 2008.

“This collaboration demonstrates our commitment to executing against the R&D plan we outlined, including expanding our Phase 2 portfolio with a strong focus in our key therapeutic areas,” said Dr. Martin Mackay, president of Pfizer Global Research and Development. “Pfizer has a strong history in bringing to market novel pain solutions including Lyrica, Neurontin and Celebrex. However, there still remains a significant unmet medical need for patients suffering from a variety of debilitating pain conditions.”

One of three opioid receptors, the Delta receptor has potential utility in a variety of indications, including the modulation of pain. Through a proprietary research platform based on cloned,

human opioid receptors, Adolor has identified a series of novel, orally active Delta agonists—compounds that selectively stimulate the Delta opioid receptor. Delta compounds may have a number of potential advantages, including an improved side effect profile, as compared to mu opioid receptor agonists. On the basis of preclinical evaluation in animal models of human conditions, a Delta agonist may show effect in inflammatory pain, among other pain conditions. In addition, Delta agonists are thought to modulate other biological processes that may manifest themselves in disease states or conditions such as cardio-protection, overactive bladder, and depression. There are currently no selective Delta agonists approved by the FDA.

For more information on Pfizer Inc or Adolor Corporation, please visit www.pfizer.com or www.adolor.com

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Conference Call Information

Adolor will be hosting a conference call and webcast on December 5, 2007 at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time to discuss this collaboration. To participate in the audio portion and have the opportunity to pose questions, dial 1-800-561-2693 for domestic callers and 1-617-614-3523 for international callers, and provide the Passcode 21232614. Slides accompanying the call, as well as a webcast of the audio portion of the call, will be available on the Investor Relations section of Adolor’s website, www.adolor.com.

A replay of the conference call will be available beginning at 10:30 a.m. Eastern Time on December 5, 2007. To listen to a replay of the conference call, dial 1-888-286-8010 (domestic callers) or 1-617-801-6888 (international callers) with a Passcode of 56334480 or listen via Adolor’s website. The replay will be available for one week.

Adolor Forward-Looking Statement

This release, and oral statements made with respect to information contained in this release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risks associated with collaboration arrangements; the risk that milestone payments are not achieved under the Delta collaboration; the risk that our Delta product candidates ADL5859 and ADL5747 will show adverse safety findings that make them unsuitable for further development; the risk that our Delta product candidates do not show utility in treating pain or any other clinical indications; the risk that we do not initiate further clinical studies for our product candidate ADL5859 or initiate clinical studies for our product candidate ADL5747; the risk that filing targets for regulatory filings are not met; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including Pfizer in connection with the development and commercialization of Adolor’s Delta product candidates; the risks associated with Adolor’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its Delta product candidates; market acceptance of Adolor’s products, if regulatory approval is achieved; reliance on third party manufacturers; product liability claims; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

Pfizer Forward-Looking Statement

The information contained in this release is as of December 5, 2007. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about a collaboration between Pfizer and Adolor with respect to certain product candidates, including their potential benefits, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve drug applications that have been and may be filed for any such product candidates as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such product candidates; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in its reports on Form 10-Q and Form 8-K.

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